THIRD AMENDMENT TO OFFICE LEASE

      This THIRD AMENDMENT TO OFFICE LEASE (the "Amendment"), is made and entered into as of the 16th day of March, 2001, by and between STAR PROPERTY FUND, L.P. ("Landlord"), and PLAYBOY ENTERPRISES, INC., a Delaware corporation ("Tenant").

                                    RECITALS:

      A. Landlord's predecessor-in-interest, Beverly Mercedes Place, Ltd., a California limited partnership, and Tenant entered into that certain Standard Form Office Lease dated as of July 25, 1991 (the "Office Lease"), together with that certain Rider No. 1 to Standard Form Office Lease attached thereto that constitutes part of the Office Lease (the "Rider"), as amended by that certain First Amendment to Lease dated as of October 10, 1991 (the "First Amendment"), and that certain First [sic] Amendment to Lease dated as of September 12, 1996 (the "Second Amendment"), whereby Landlord leases to Tenant and Tenant leases from Landlord those certain premises (the "Original Premises") more particularly described in the Office Lease, consisting of 42,139 rentable square feet of space in the aggregate commonly known as Suites 201 and 300 and located on the second (2nd) and third (3rd) floors of that certain office building located at 9242 Beverly Boulevard, Beverly Hills, California 90210 (the "Building"). The Office Lease, the First Amendment and the Second Amendment shall be referred to collectively herein as the "Lease."

      B. Tenant desires (i) to extend the Term of the Lease, (ii) to expand the Original Premises to include (A) that certain space consisting of 4,500 rentable square feet located on the second (2nd) floor of the Building and commonly known as Suite 230 (the "First Expansion Space"), as delineated on Exhibit "A-1" attached hereto and made a part hereof, and (B) that certain space consisting of 1,401 rentable square feet located on the second (2nd) floor of the Building and commonly known as Suite 281 (the "Second Expansion Space"), as delineated on Exhibit "A-2", and (iii) to make other modifications to the Lease. In connection with the foregoing, Landlord and Tenant desire to amend the Lease as hereinafter provided.

                                   AGREEMENT:

      NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

      1. Defined Terms. All terms defined in the Lease when used herein shall have their respective meanings as set forth in the Lease unless expressly superseded by the terms of this Amendment. As used in this Amendment and in the Lease, the term "Project" shall mean the Building and the Site. As used in this Amendment and in the Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the term of the Lease, as extended hereby.

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      2. Extension of Term of Lease. The term of the Lease, which is currently scheduled to expire on March 31, 2002 (the "Original Expiration Date"), is hereby extended for an additional period of three (3) months (the "Extended Term") on the terms and conditions set forth in this Amendment. The Extended Term shall commence on April 1, 2002 (the "Extension Commencement Date"), and shall expire on June 30, 2002 (the "Extended Expiration Date"), unless the Lease, as amended hereby, is sooner terminated in accordance with its terms. Notwithstanding the foregoing, Tenant shall continue to have the Option granted to Tenant pursuant to Paragraph 61 of the Office Lease (as set forth in the Rider) to extend the term of the Lease, as extended hereby, for a period of five
(5) years; provided, however, notwithstanding anything to the contrary contained in Paragraph 61 of the Office Lease or elsewhere in the Lease, as amended hereby, the following terms shall apply with respect to the Option: (i) the Option shall apply only with respect to the Original Premises (and not with respect to any portion of the "Expansion Premises," as that term is defined in
Section 3, below, it being understood that, whether or not the term of the Lease with respect to the Original Premises is further extended in accordance with Paragraph 61 of the Office Lease, as amended by this Section 2, each "Expansion Term," as that term is defined in Section 4, below, nevertheless shall expire on June 30, 2002, unless the Lease, as amended hereby, is sooner terminated in accordance with its terms), and, accordingly, all references in Paragraph 61 of the Office Lease to the "Premises" shall be deemed to refer to the "Original Premises;" (ii) the "Option Notice," as that term is defined in Paragraph 61 of the Office Lease, must be delivered by Tenant to Landlord, if at all, not later than June 30, 2001 (i.e., the date which is nine (9) months prior to the Original Expiration Date); (iii) except as set forth in the immediately preceding item (ii) of this Section 2, all references in Paragraph 61 of the Office Lease to the "initial 10-year Term" or the "initial term" shall be deemed to refer to the "initial term of the Lease, as extended by the Extended Term;" and (iv) Paragraph 61(b) of the Office Lease (as set forth in the Rider) is hereby deleted in its entirety and replaced with the following:

            The Annual Basic Rent payable for the Option Term shall be equal to ninety-five percent (95%) of the "Prevailing Market Rent."

      3. Addition of Expansion Premises. Effective as of the "First Expansion Commencement Date," as that term is defined in Section 4, below, Landlord shall lease to Tenant and Tenant shall lease from Landlord the First Expansion Space, and the "Premises," as that term is used in the Lease, shall include the First Expansion Space for the "First Expansion Term," as that term is defined in
Section 4, below. Effective as of the "Second Expansion Commencement Date," as that term is defined in Section 4, below, Landlord shall lease to Tenant and Tenant shall lease from Landlord the Second Expansion Space, and the "Premises," as that term is used in the Lease, shall include the Second Expansion Space for the "Second Expansion Term," as that term is defined in Section 4, below. The First Expansion Space and the Second Expansion Space shall sometimes be individually or collectively (as the context may require) referred to herein as the "Expansion Premises." The Expansion Premises shall be leased on the same terms and conditions set forth in the Lease, as amended hereby. Notwithstanding anything to the contrary contained in the Lease, for purposes of this Amendment and the Lease, Landlord and Tenant hereby agree that the number of rentable square feet contained in the First Expansion Space and the Second Expansion Space, respectively, are as set forth in Recital B, above.


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      4. Lease Terms of Expansion Premises. The term of Tenant's lease of the
First Expansion Space (the "First Expansion Term") shall commence on March 16, 2001 (the "First Expansion Commencement Date"), and shall expire on the Extended Expiration Date (whether or not the term of the Lease with respect to the Original Premises is further extended in accordance with Paragraph 61 of the Office Lease, as amended by Section 2, above), unless the Lease, as amended hereby, is sooner terminated in accordance with its terms. The term of Tenant's lease of the Second Expansion Space (the "Second Expansion Term") shall commence on December 1, 2001 (the "Second Expansion Commencement Date"), and shall expire on the Extended Expiration Date (whether or not the term of the Lease with respect to the Original Premises is further extended in accordance with Paragraph 61 of the Office Lease, as amended by Section 2, above), unless the Lease, as amended hereby, is sooner terminated in accordance with its terms. Each of the First Expansion Term and the Second Expansion Term shall sometimes be individually referred to herein as an "Expansion Term," and each of the First Expansion Commencement Date and the Second Expansion Commencement Date shall sometimes be individually referred to herein as an "Expansion Commencement Date." If Tenant theretofore shall have exercised its Option to further extend the term of the Lease with respect to the Original Premises in accordance with Paragraph 61 of the Office Lease, as amended by Section 2, above, then upon the Extended Expiration Date (i.e., June 30, 2002), Tenant shall quit and surrender possession of the Expansion Premises to Landlord in accordance with the terms and conditions of the Lease, as amended hereby, as though the Lease had expired in its entirety (it being understood that, in such instance, the Lease, as amended hereby, shall expire only with respect to the Expansion Premises on June 30, 2002).

      5. Payment of Basic Rent.

            5.1 Original Premises. Prior to the Extension Commencement Date, Tenant shall continue to pay to Landlord the Annual Basic Rent for the Original Premises in accordance with the terms of the Lease. Commencing on the Extension Commencement Date and continuing throughout the Extended Term, Tenant shall pay to Landlord, in accordance with the terms of the Lease, Annual Basic Rent for the Original Premises at the rate of One Million Nine Hundred Forty-Six Thousand Eight Hundred Twenty-One and 80/100 Dollars ($1,946,821.80) (i.e., $46.20 per rentable square foot of the Original Premises per annum multiplied by 42,139 rentable square feet) in equal monthly installments of Monthly Basic Rent in the amount of One Hundred Sixty-Two Thousand Two Hundred Thirty-Five and 15/100 Dollars ($162,235.15).

            5.2 First Expansion Space. Commencing on the First Expansion Commencement Date and continuing throughout the First Expansion Term, Tenant shall pay to Landlord, in accordance with the terms of the Lease, Annual Basic Rent for the First Expansion Space at the rate of Two Hundred Seven Thousand Nine Hundred and No/100 Dollars ($207,900.00) (i.e., $46.20 per rentable square foot of the First Expansion Space per annum multiplied by 4,500 rentable square feet) in equal monthly installments of Monthly Basic Rent in the amount of Seventeen Thousand Three Hundred Twenty-Five and No/100 Dollars ($17,325.00).

            5.3 Second Expansion Space. Commencing on the Second Expansion Commencement Date and continuing throughout the Second Expansion Term, Tenant shall pay to Landlord, in accordance with the terms of the Lease, Annual Basic Rent for the Second


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Expansion Space at the rate of Sixty-Four Thousand Seven Hundred Twenty-Six and
20/100 Dollars ($64,726.20) (i.e., $46.20 per rentable square foot of the Second Expansion Space per annum multiplied by 1,041 rentable square feet) in equal monthly installments of Monthly Basic Rent in the amount of Five Thousand Three Hundred Ninety-Three and 85/100 Dollars ($5,393.85).

      6. Tenant's Percentage Share of Operating Expenses.

            6.1 Original Premises. Tenant shall continue to pay Tenant's Percentage Share of Operating Expenses with respect to the Original Premises in accordance with the terms of the Lease.

            6.2 First Expansion Space. Notwithstanding the addition of the First Expansion Space to the Premises as provided herein, commencing on the First Expansion Commencement Date and continuing throughout the First Expansion Term, Tenant shall pay Tenant's Percentage Share of Operating Expenses with respect to the First Expansion Space in accordance with the terms of the Lease; provided, however, (i) Tenant's Percentage Share for the First Expansion Space shall be calculated separate and apart from the Original Premises and the remainder of the Expansion Premises, (ii) Tenant's Percentage Share with respect to the First Expansion Space shall be equal to 3.61%, and (iii) the Operating Expenses Allowance for the First Expansion Space shall be the amount which is the product of Tenant's Percentage Share with respect to the First Expansion Space times the Operating Expenses incurred for the Building during calendar year 2001 and adjusted to reflect an assumption that the Building was ninety-five percent (95%) occupied for 2001 and ninety-five percent (95%) completed for maintenance and repairs purposes and fully assessed for tax assessment purposes.

            6.3 Second Expansion Space. Notwithstanding the addition of the Second Expansion Space to the Premises as provided herein, commencing on the Second Expansion Commencement Date and continuing throughout the Second Expansion Term, Tenant shall pay Tenant's Percentage Share of Operating Expenses with respect to the Second Expansion Space in accordance with the terms of the Lease; provided, however, (i) Tenant's Percentage Share for the Second Expansion Space shall be calculated separate and apart from the Original Premises and the remainder of the Expansion Premises, (ii) Tenant's Percentage Share with respect to the Second Expansion Space shall be equal to 1.12%, and (iii) the Operating Expenses Allowance for the Second Expansion Space shall be the amount which is the product of Tenant's Percentage Share with respect to the Second Expansion Space times the Operating Expenses incurred for the Building during calendar year 2001 and adjusted to reflect an assumption that the Building was ninety-five percent (95%) occupied for 2001 and ninety-five percent (95%) completed for maintenance and repairs purposes and fully assessed for tax assessment purposes.

      7. Operating Expenses. Item (viii) of Paragraph 68 of the Office Lease (as set forth in the Rider) is hereby deleted in its entirety and replaced with the following:

            Costs of a capital nature, including, without limitation, capital improvements, capital replacements, capital repairs, capital equipment and capital tools, except as


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

            expressly set forth in the definition of "Operating Expenses" set forth in Paragraph 6(a) of the Office Lease (each of which costs of a capital nature included in Operating Expenses shall be amortized over its reasonably anticipated useful life);

      8. Use; Compliance With Law. The seventh (7th) sentence of Paragraph 8 of the Office Lease, which reads "Notwithstanding the foregoing, Tenant shall have no obligation to install any capital improvements in the Premises unless the same results from Tenant's particular use of the Premises," and which appears in a text box in the upper right corner of page 5 of the Office Lease, is hereby deleted in its entirety and replaced with the following:

            Tenant, at its sole cost and expense, shall promptly comply with, and shall be responsible to make all alterations to the Premises (including, without limitation, the structural portions or systems and equipment of the Building located on the second (2nd) and third
            (3rd) floors of the Building) as are required to comply with, all laws, statutes, ordinances or other governmental rules, regulations or requirements now or hereafter in force or effect which relate to
            (i) Tenant's particular use of the Premises, or (ii) any alterations made by Tenant to the Premises and any tenant improvements in the Premises made by Tenant or at Tenant's specific request (including, without limitation, any tenant improvements existing in the Original Premises and the Expansion Premises as of the date of this Amendment which were made by Tenant or at Tenant's specific request). Nothing contained in this Paragraph is intended or shall be deemed to limit or reduce Landlord's obligations under Paragraph 15(b) of the Office Lease.

      9. Condition of Premises. Landlord and Tenant acknowledge that Tenant is currently occupying the Original Premises pursuant to the Lease and the Expansion Premises pursuant to the terms of separate written agreements; therefore, (i) as of the date hereof, Tenant shall continue to accept the Original Premises, the First Expansion Space and the Building in their presently existing, "as is" condition, and (ii) as of the Second Expansion Commencement Date, Tenant shall continue to accept the Second Expansion Space and the Building in their then presently existing, "as is" condition. Landlord shall not be required to construct or pay for any improvements, alterations or refurbishment work for the Original Premises or the Expansion Premises. Nothing contained in this Amendment shall affect or limit Landlord's obligation to maintain the Building in a first-class condition, consistent with comparable existing office buildings in the area.

      10. Alterations. The amount "$500,000.00," as the same appears in Section 2 of the First Amendment (which modifies Paragraph 14(b) of the Office Lease), is hereby deleted and replaced with the amount "$200,000.00." In addition, Landlord and Tenant hereby acknowledge and agree that it shall be deemed reasonable for Landlord to withhold its approval of any structural Change which would result in a violation of or require a change in the Certificate of Occupancy applicable to the Premises or which would violate any of items (i) through (v) of Paragraph 14(a) of the Office Lease. Notwithstanding anything to the contrary contained in item (vii) of Paragraph 14(a) of the Office Lease, Landlord may, at the time of granting Landlord's


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

approval of any structural Change and as a condition to such approval, require that Tenant, at Tenant's sole cost and expense, (i) remove such structural Change upon the expiration or earlier termination of the term of the Lease, as extended hereby, and (ii) repair any damage to the Premises and the Building caused by such removal, and (iii) return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord.

      11. Assignment and Subletting. Paragraph 26 of the Office Lease and the last sentence of Paragraph 60 of the Office Lease (as set forth in the Rider) are hereby deleted in their entirety and Paragraph 26 of the Office Lease is hereby replaced with the following:

            11.1 Transfers. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, the Lease, as amended hereby, or any interest hereunder, permit any assignment, or other transfer of the Lease, as amended hereby, or any interest hereunder by operation of law, sublet the Premises or any part thereof, or enter into any license or concession agreements or otherwise permit the occupancy or use of the Premises or any part thereof by any persons other than Tenant and its employees and contractors (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person or entity to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant desires Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than twenty (20) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer and the consideration therefor, in connection with such Transfer, the name and address of the proposed Transferee, and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, provided that Landlord shall have the right to require Tenant to utilize Landlord's standard consent document in connection with the documentation of such Transfer (provided that such standard consent document shall be in a commercially reasonable form), (iv) current financial statements of any proposed Transferee to whom Tenant intends to assign Tenant's interest under the Lease or to whom Tenant intends to sublet more than one (1) full floor of the Premises or more than 40,015 rentable square feet of the Premises (in any such instance, such Transferee to be hereinafter sometimes referred to as an "Assignee"), which current financial statements shall be certified by an officer, partner or owner thereof and business credit references of any proposed Assignee (it being understood that Tenant shall not be required to provide financial information of any proposed Transferee to whom Tenant intends to sublet not more than one (1) full floor of the Premises and not more than 40,015 rentable square feet of the Premises), (v) personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility of the proposed Transferee (in the case of a proposed Assignee), nature of the proposed Transferee's business and proposed use of the Subject Space and (vi) an executed estoppel certificate from Tenant in the form attached to the Office Lease as Exhibit "E". Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and shall, at Landlord's option, constitute a default by Tenant under the Lease, as amended hereby. Whether or not Landlord consents to any proposed Transfer, Tenant shall pay Landlord's review and processing fees, as well as any


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

reasonable professional fees (including, without limitation, attorneys', accountants', architects', engineers' and consultants' fees) incurred by Landlord, within thirty (30) days after written request by Landlord, which fees shall not exceed One Thousand Five Hundred and No/100 Dollars ($1,500.00) for a Transfer in the ordinary course of business.

            11.2 Landlord's Consent. Landlord shall not unreasonably withhold or condition its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice and shall grant or refuse such consent within twenty (20) days following Landlord's receipt of the Transfer Notice. The parties hereby agree that it shall be reasonable under the Lease, as amended hereby, and under any applicable law for Landlord to withhold consent to any proposed Transfer only where one or more of the following apply:

                  11.2.1 The Transferee is a political organization or faction or engages in illegal or illicit activity;

                  11.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

                  11.2.3 The Transferee is either a governmental agency or instrumentality thereof;

                  11.2.4 The Transferee (in the case of an Assignee only) is not a party of reasonable financial worth and/or financial stability in light of the responsibilities to be undertaken in connection with the Transfer on the date consent is requested;

                  11.2.5 The proposed Transfer would cause a violation of another lease for space in the Building in effect as of the date hereof, or would cause a violation of an exclusive use provision contained in another lease for space in the Building (whether or not in effect as of the date hereof), provided that Landlord shall not grant to any other tenant of the Building the exclusive right to use space in the Building for general office use or for any of the office uses specifically enumerated in the first sentence of Paragraph 8 of the Office Lease (i.e., general office purposes necessary and ordinary Tenant's conduct of its magazine, publishing, internet, product licensing, cable television and home video entertainment businesses);

                  11.2.6 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant; or

                  11.2.7 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, or (ii) is negotiating with Landlord to lease space in the Building at such time; provided that, in either instance, Landlord has space in the Building available to lease to such proposed Transferee.

            If Landlord consents to any Transfer pursuant to the terms of this
Section 11 (which consent shall not be withheld or delayed in contravention of the terms of this Section 11), Tenant may within six (6) months after Landlord's consent, but not later than the expiration of said six-month period, enter into such Transfer of the Premises or portion thereof, upon


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

substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 11.1, above, provided that if there are any material changes in the terms and conditions from those specified in the Transfer Notice such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 11 (including, without limitation, a change in the Transferee specified in the Transfer Notice), Tenant shall again submit the Transfer to Landlord for its approval and other action under this Section 11. Notwithstanding anything to the contrary in this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent under this Section
11.2 or otherwise has breached or acted unreasonably under this Section 11, Tenant hereby waives any right at law or equity to terminate the Lease, as amended hereby, on its own behalf and, to the extent permitted under all applicable laws, on behalf of the proposed Transferee. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, Tenant shall not sublease the Premises or assign the Lease, as amended hereby, to any firm or entity which is a licensed talent agency pursuant to Section 1700.5 of the California Labor Code or any succeeding law; provided, however, Landlord represents that Tenant may assign the Lease, as amended hereby, or sublease the Premises to such a firm or entity with the consent of the Broder, Kurland, Webb Agency ("Broder"), which consent, pursuant to Landlord's lease to Broder, may not be unreasonably withheld.

            11.3 Effect of Transfer. If Landlord consents to a Transfer, (A) the terms and conditions of the Lease, as amended hereby, shall in no way be deemed to have been waived or modified, (B) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (C) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer, including, without limitation, Landlord's consent document fully executed by Tenant and the Transferee, and (D) no Transfer relating to the Lease, as amended hereby, or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from any liability under the Lease, as amended hereby, including, without limitation, in connection with the Subject Space.

            11.4 Non-Transfers. Notwithstanding anything to the contrary contained in this Section 11, (A) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant), (B) an assignment of the Premises to an entity which acquires all or substantially all of the assets of Tenant, or (C) an assignment of the Premises to an entity which is the resulting entity of a merger or consolidation of Tenant during the term of the Lease, as extended hereby, shall not be deemed a Transfer under this Section 11 (any such assignee or sublessee described in items (A) through (C) of this Section 11.4 hereinafter referred to as a "Permitted Transferee"), provided that (1) Tenant notifies Landlord of any such assignment or sublease and promptly supplies Landlord with any documents or information requested by Landlord regarding such assignment or sublease or such Permitted Transferee, and (2) such assignment or sublease is not a subterfuge by Tenant to avoid its obligations under this Lease. As used in this Section 11.4, "control" shall mean the ownership, directly or indirectly, of at least fifty-one percent (51%) of the voting securities of, or possession of the right to vote, in the ordinary direction of its affairs, of at least fifty-one percent (51%) of the voting interest in, any person or entity.


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11.5 Occurrence of Default. Any Transfer hereunder shall be subordinate and subject to the provisions of the Lease, as amended hereby, and if the Lease, as amended hereby, shall be terminated in accordance with applicable law during the term of any Transfer, Landlord shall have the right to: (A) treat such Transfer as canceled and repossess the Subject Space by any lawful means, or (B) require that such Transferee attorn to and recognize Landlord as its landlord under any such Transfer. If the Lease, as amended hereby, is terminated in accordance with applicable law, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with the Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under the Lease, as amended hereby). Upon any assignment, the assignee shall assume in writing all obligations and covenants of Tenant thereafter to be performed or observed under the Lease, as amended hereby. No collection or acceptance of rent by Landlord from any Transferee shall be deemed a waiver of any provision of this Section 11 or the approval of any Transferee or a release of Tenant from any obligation under the Lease, as amended hereby, whether theretofore or thereafter accruing. In no event shall Landlord's enforcement of any provision of the Lease, as amended hereby, against any Transferee be deemed a waiver of Landlord's right to enforce any term of the Lease, as amended hereby, against Tenant or any other person. If Tenant's obligations hereunder have been guaranteed, Landlord's consent to any Transfer shall not be effective unless the guarantor also consents to such Transfer.

      12. Signage and Building Name. Notwithstanding anything to the contrary contained in Paragraph 63 of the Office Lease (as set forth in the Rider) or elsewhere in the Lease, as amended hereby, Tenant shall have no right during the Extended Term to make any changes to the Building name, or to make and changes or additions to any of Tenant's signage existing in, on or about the Building as of the date of this Amendment (other than in connection with ordinary maintenance and repair of Tenant's existing signage). In addition, Paragraph 63(f) of the Office Lease is hereby deleted in its entirety and shall be of no further force or effect.

      13. Parking. Effective as of each Expansion Commencement Date, Landlord shall provide to Tenant during such Expansion Term a maximum of up to three (3) additional unreserved parking privileges per 1,000 rentable square feet of such Expansion Premises upon the terms and conditions contained in Paragraph 81 of the Office Lease (as set forth in the Rider) and elsewhere in the Lease, as amended hereby, provided that the additional parking privileges provided to Tenant in accordance with this Section 13 shall in no event exceed an aggregate maximum of three (3) vehicle parking privileges per 1,000 rentable square feet of the Expansion Premises then leased by Tenant, rounded up to the nearest whole number. Notwithstanding anything to the contrary contained in this Amendment or the Lease, Paragraph 81(e) of the Office Lease is hereby deleted in its entirety and shall be of no further force or effect.

      14. Untenantability. The parenthetical "(except to the extent caused by Tenant, in which event the provisions of this Paragraph 91 shall not apply)" is hereby inserted immediately following the clause "If for any reason" as the same appears in the first line of Paragraph 91(a) of the Office Lease (as set forth in the Rider).

      15. Notices. Notwithstanding any contrary provision of the Lease, as amended hereby, as of the date hereof, all notices, demands, statements, designations, approvals or other communications (collectively, "Notices") given or required to be given by either party to the


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other under the Lease, as amended hereby, or by law shall be (A) delivered personally, (B) delivered by a nationally recognized overnight courier, or (C) transmitted by telecopy, if such telecopy is promptly followed by a Notice sent by a nationally recognized overnight courier. Any Notice shall be sent, transmitted or delivered, as the case may be, to Tenant at the address set forth in Paragraph 1(d) of the Office Lease, or to such other place as Tenant may from time to time designate in a Notice to Landlord, or to Landlord at the addresses set forth below, or to such other places as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given (i) the date personal delivery is made or attempted to be made, (ii) the date the overnight courier delivery is made, or (iii) the date the telecopy is transmitted. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor and such mortgagee or ground or underlying lessor so requests in writing of Tenant, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of the Lease, as amended hereby, by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given an additional thirty
(30) days to cure such default prior to Tenant's exercising any remedy available to Tenant. As of the date hereof, any Notices to Landlord must be sent, transmitted, or delivered, as the case may be, to the following addresses:

                  TMW Real Estate Group, LLC
                  Two Ravinia Drive, Suite 400
                  Atlanta, Georgia 30346-2104
                  Attention: Director of Asset Management

                  and

                  Allen Matkins Leck Gamble & Mallory LLP
                  1901 Avenue of the Stars, Suite 1800
                  Los Angeles, California 90067
                  Attention: John M. Tipton, Esq.

All rents and other sums payable by Tenant to Landlord under the Lease, as amended hereby, shall be paid to Landlord at the following address, or at such other place as Landlord may from time to time designate in a Notice to Tenant:

                  TMW Real Estate Group, LLC
                  Two Ravinia Drive, Suite 400
                  Atlanta, Georgia 30346-2104
                  Attention: Accounting Department

      16. Brokers. Landlord and Tenant hereby warrant to each other that they have no dealings with any real estate broker, agent or finder in connection with the negotiation of this Amendment, and that they know of no real estate broker, agent or finder who is entitled to a commission in connection with this Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker, agent or finder other than the Brokers. The terms of this Section 16 shall survive the expiration or earlier termination of this Amendment.

      17. Deletions. Paragraphs 59, 62, 65, 76 and 90 of the Office Lease (each as set forth in the Rider) and Section 1 of the Second Amendment are hereby deleted in their entirety and shall be of no further force or effect.

      18. Remedies. The following is hereby added to Paragraph 25 of the Office Lease as Paragraph 25(e):

            Landlord shall have the remedy described in California Civil Code
            Section 1951.4 (Landlord may continue lease in effect after Tenant's breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

      19. No Consequential Damages. Notwithstanding anything to the contrary contained in the Lease, as amended hereby, neither Landlord nor its partners, subpartners or members, nor their respective officers, agents, servants, employees or independent contractors, shall be liable under any circumstances for injury or damage to, or interference with, Tenant's business, including, but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

      20. Time of Essence. Time is of the essence with respect to the performance of every provision of this Amendment in which time of performance is a factor. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days.

      21. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.

      IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.


                                    "Landlord":

                                    STAR PROPERTY FUND, L.P.

                                    By: Star Property Fund Management, LLC,
                                        its general partner

                                        By: TMW Real Estate Group, LLC,
                                            its sole member

                                            By: TMW Real Estate Partners, Inc.
                                                its managing member

                                                By:/s/ Barry Howell
                                                   ---------------------------
                                                Name: Barry Howell
                                                     -------------------------
                                                Title: SR. V.P.
                                                      ------------------------


                                    "Tenant":

                                    PLAYBOY ENTERPRISES, INC.,
                                    a Delaware corporation

                                    By: /s/ Howard Shapiro
                                    Name: Howard Shapiro
                                    Title:  EX V.P.
                                          ------------------------------------

                                    By: /s/ Linda Havard
                                       ---------------------------------------
                                    Name: Linda Havard
                                         -------------------------------------
                                    Title: CFO
                                          ------------------------------------

                                  EXHIBIT "A-1"

                        OUTLINE OF FIRST EXPANSION SPACE


                                 EXHIBIT "A-1"

                                 EXHIBIT "A-2"

                       OUTLINE OF SECOND EXPANSION SPACE


                                  EXHIBIT "A-2"
                                       -1-